Execution Version

THIRD AMENDMENT TO

LOAN, GUARANTY AND SECURITY AGREEMENT

This Third Amendment to Loan, Guaranty and Security Agreement (this “Amendment”) is made as of this 7th day of October, 2022 by and among TERAWULF INC.,  a Delaware corporation (“Borrower”), the Guarantors (as defined in the Loan Agreement (as defined below)) party hereto, the Lenders (as defined in the Loan Agreement (as defined below)) party hereto, and Wilmington Trust, National Association, a national banking association, in its capacity as administrative agent and collateral agent for the Lenders (in such capacities, and together with its successors and assigns in such capacities “Agent”).

RECITALS

WHEREAS, Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Agent, are parties to that certain Loan, Guaranty and Security Agreement dated as of December 1, 2021 (as amended by the First Amendment dated as of July 1, 2022 and the Second Amendment, Consent and Amendment to First Amendment dated as of August 26, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Borrower has requested that the Agent and the Lenders agree to make certain amendments to the Loan Agreement as set forth herein, subject to the terms and conditions set forth herein and in the Loan Agreement; and

WHEREAS, the Agent and the Lenders party hereto have consented to provide the requested amendments, subject to the terms and conditions set forth herein and in the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Defined Terms.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement (after giving effect to this Amendment).

2.Amendments.  In reliance upon the representations and warranties set forth in Section 6 below, upon the occurrence of the Third Amendment Effective Date:

a.	Section 2.2(a) of the Loan Agreement is hereby amended by amending and restating paragraph (iii) thereof in its entirety as follows:

“(iii) Subject to the terms and conditions of this Agreement, each Lender with a Delayed Draw Term Loan Commitment agrees to make loans to Borrower (each such loan, a “Delayed Draw Term Loan”) after the First Amendment Effective Date and until December 31, 2022 (the “Delayed Draw Term Loan Availability Period”), in no more than three draws and in an amount equal to (x) with respect to the Delayed Draw Term Loans to be made after the First Junior Capital Raise (the “First Delayed Draw Term Loan Funding”), the lesser of (i) the unfunded Delayed Draw Term Loan Commitments in an amount not exceeding $7,500,000 and (ii) the amount of the First Junior Capital Raise, (y) with respect to the Delayed Draw Term Loans to be made after the Second Junior Capital Raise (the “Second Delayed Draw Term Loan Funding”), the lesser of

(i) the unfunded Delayed Draw Term Loan Commitments in an amount not exceeding $7,500,000 and (ii) (A) the amount of the First Junior Capital Raise plus the amount of the Second Junior Capital Raise less (B) the amount of Delayed Draw Term Loans funded on the First Delayed Draw Term Loan Funding and (z) with respect to the Delayed Draw Term Loans to be made after the Third Junior Capital Raise (the “Third Delayed Draw Term Loan Funding”), the lesser of (i) the unfunded Delayed Draw Term Loan Commitments in an amount not exceeding $20,000,000 and (ii) (A) the amount of the First Junior Capital Raise plus the amount of the Second Junior Capital Raise plus the amount of the Third Junior Capital Raise less (B) the sum of (1) the amount of Delayed Draw Term Loans funded on the First Delayed Draw Term Loan Funding and (2) the amount of Delayed Draw Term Loans funded on the Second Delayed Draw Term Loan Funding. Each borrowing of Delayed Draw Term Loans shall be made ratably by the Lenders in proportion to their respective Delayed Draw Term Loan Commitment Percentage. Delayed Draw Term Loans subsequently repaid or prepaid may not be reborrowed. The Commitments of the Lenders to make Delayed Draw Term Loans will expire, to the extent not previously reduced or terminated, on the last day of the Delayed Draw Term Loan Availability Period. After repayment or prepayment, no portion of the Delayed Draw Term Loans may be reborrowed.

b.	Section 3.3 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“ 3.3 Conditions Precedent to Delayed Draw Term Loans. Each Lender’s obligation to make a Delayed Draw Term Loan hereunder on any Delayed Draw Funding Date is subject to conditions precedent that (i) no Default or Event of Default has occurred and is continuing and (ii) Agent and the Lenders shall have received, in form and substance reasonably satisfactory to Agent and each Lender, each of the following:

(a)the Delayed Draw Term Loan Warrants;
(b)the Operating Documents (or written confirmation of no change since the First Amendment Effective Date) and good standing certificate of each Loan Party certified by the Secretary of State of Delaware as of a recent date;
(c)bring down searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and in the jurisdiction of its chief executive office, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and tax lien, judgment and bankruptcy searches;
(d)a solvency certificate signed by a Responsible Officer of Borrower that, after giving effect to the borrowing of the Delayed Draw Term Loan on the Delayed Draw Funding Date and the issuance of Junior Capital occurring in connection therewith, the Loan Parties, taken as a whole, are Solvent;
(e)payment of the fees then due and expenses (including any Lenders’ Expenses) payable in accordance with Section 14.3 of the Loan Agreement for which an invoice has been provided to Borrower at least one (1) Business Day prior to the Closing Date;
(f)a duly executed Borrowing Request;

(g)a certificate of a Responsible Officer of Borrower certifying that, at the time of and immediately after giving effect to such borrowing of the Delayed Draw Term Loan on the Delayed Draw Funding Date, (i) the representations and warranties of each Loan Party in this Agreement and each other Loan Document to which it is a party are true and correct in all material respects on the Delayed Draw Funding Date and (ii) no Default or Event of Default shall have occurred and be continuing.
(h)[reserved];
(i)solely in the case of the Second Delayed Draw Term Loan Funding, evidence reasonably satisfactory to each Lender of the prior or contemporaneous repayment in full of the Yorkville Promissory Note;
(j)evidence reasonably satisfactory to each Lender of (i) with respect to the First Delayed Draw Term Loan Funding, the prior funding of the First Junior Capital Raise, (ii) with respect to the Second Delayed Draw Term Loan Funding, the prior funding of the Second Junior Capital Raise or (iii) with respect to the Third Delayed Draw Term Loan Funding, the prior funding of the Third Junior Capital Raise;
(k)evidence reasonably satisfactory to each Lender that the net cash proceeds (meaning cash actually received by the Borrower from any Junior Capital raise less any transaction costs directly related to the issuance of such Junior Capital) from the issuance of (i) the First Junior Capital Raise or (ii) if the Second Junior Capital Raise has been funded, the First Junior Capital Raise or the Second Junior Capital Raise, have not been used to make payments in respect of the Yorkville Promissory Note;
(l)evidence reasonably satisfactory to each Lender that the net cash proceeds from the issuance of the First Junior Capital Raise, the Second Junior Capital Raise and the Third Junior Capital Raise are not permitted to be utilized to make any payments (other than permitted cash interest payments) in respect of any Junior Capital pursuant to the terms of the applicable documentation related to the First Junior Capital Raise, the Second Junior Capital Raise and the Third Junior Capital Raise; and
(m)evidence reasonably satisfactory to each Lender that (i) with respect to the First Delayed Draw Term Loan Funding, Lake Mariner Data, LLC has taken title and delivery to the Lake Mariner Facility of no fewer than 4,400 miners in the aggregate under the Miner Purchase Agreements and (ii) with respect to the Third Delayed Draw Term Loan Funding, Lake Mariner Data, LLC has taken title and delivery to the Lake Mariner Facility of no fewer than 7,400 miners in the aggregate under the Miner Purchase Agreements, in each case free and clear of all liens, claims and encumbrances other than Liens in favor of the Agent and the Lenders.”
c.	Section 9.12 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“9.12 Junior Capital. Following (a) the First Junior Capital Raise, the sum of (x) the aggregate outstanding principal amount of all Junior Capital in the form of Indebtedness (net of any repayments, prepayments or repurchases) plus (y) the cash proceeds of all Junior Capital in the form of equity (as reduced by any dividends, redemptions or repurchases of such equity) issued in the First Junior Capital Raise shall at any time be less than $22.5 million, (b) following the Second Junior Capital Raise, the sum of (x) the

aggregate outstanding principal amount of all Junior Capital in the form of Indebtedness (net of any repayments, prepayments or repurchases) plus (y) the cash proceeds of all Junior Capital in the form of equity (as reduced by any dividends, redemptions or repurchases of such equity) issued in the First Junior Capital Raise and the Second Junior Capital Raise shall at any time be less than $30 million, or, (c) following the Third Junior Capital Raise, the sum of (x) the aggregate outstanding principal amount of all Junior Capital in the form of Indebtedness (net of any repayments, prepayments or repurchases) plus (y) the cash proceeds of all Junior Capital in the form of equity (as reduced by any dividends, redemptions or repurchases of such equity) issued in the First Junior Capital Raise, the Second Junior Capital Raise and the Third Junior Capital Raise shall at any time be less than $50 million.”

d.	Section 15.1 of the Loan Agreement is hereby amended by adding the following defined terms thereto in appropriate alphabetical order:

““Third Delayed Draw Term Loan Funding” is defined in Section 2.2(a)(iii).”

““Third Junior Capital Raise” means the first issuance or incurrence of Junior Capital equal to or greater than, when aggregated with the amount of the First Junior Capital Raise and the amount of the Second Junior Capital Raise, $35,000,000 (excluding, for the avoidance of doubt, the Yorkville Promissory Note and any Junior Capital the net cash proceeds of which were utilized to make payments in respect of the Yorkville Promissory Note or any other Junior Capital) to occur after the First Junior Capital Raise and the Second Junior Capital Raise.”

e.	Section 15.1 of the Loan Agreement is hereby amended by amending and restating the definitions of “First Junior Capital Raise” and “Second Junior Capital Raise” therein each in its entirety as follows:

““First Junior Capital Raise” means the first issuance or incurrence of Junior Capital equal to or greater than $7,500,000 (excluding, for the avoidance of doubt, the Yorkville Promissory Note and any Junior Capital the net cash proceeds of which were utilized to make payments in respect of the Yorkville Promissory Note or any other Junior Capital) to occur after the First Amendment Effective Date.”

““Second Junior Capital Raise” means the first issuance or incurrence of Junior Capital equal to or greater than, when aggregated with the amount of the First Junior Capital Raise, $15,000,000 (excluding, for the avoidance of doubt, the Yorkville Promissory Note and any Junior Capital the net cash proceeds of which were utilized to make payments in respect of the Yorkville Promissory Note or any other Junior Capital) to occur after the First Junior Capital Raise.”

3.Consent.  In reliance upon the representations and warranties set forth in Section 6 below, the Agent and the Lenders hereby consent that (a) the notice to request the borrowing of the First Delayed Draw Term Loan Funding required pursuant paragraph (iii) of Section 2.2(b) of the Loan Agreement may be delivered at any time prior to the Third Amendment Effective Date and (b) the notice of the proposed entry into an agreement for the First Junior Capital Raise (as such term is amended by this Amendment) required pursuant to Section 7.2(l) of the Loan Agreement may be delivered at any time prior to the First Junior Capital Raise.

4.Conditions Precedent to Effectiveness of this Amendment.  This Amendment will become effective on the date (the “Third Amendment Effective Date”) on which each of the following conditions have been satisfied (in form and substance satisfactory to each Lender, or waived by each Lender) in accordance with the terms therein:

(a)	Amendment. The execution and delivery of this Amendment by each Loan Party, the Agent and each Lender;

(b)	No Default. No Default or Event of Default exists as of the date hereof after giving effect to this Amendment; and

(c)	Representations and Warranties. The representations and warranties set forth in Section 6 below shall be true and correct.

5.Payment of Lenders’ Expenses.  Borrower shall pay all Lenders’ Expenses and other amounts due and payable under the Loan Documents to the Agent and the Lenders (to the extent invoiced on or prior to the date hereof) on the Third Amendment Effective Date. To the extent any such Lender Expenses incurred on or prior to the date hereof shall not have been invoiced on or prior to the Third Amendment Effective Date, the Borrower shall pay all such Lender Expenses within five (5) Business Days of receipt of any invoice for such Lender Expenses.  Notwithstanding any other provision herein or in any other Loan Document, the failure by Borrower to make the payment required pursuant to this Section 5 shall result in an immediate Event of Default without any further action by any other Person.

6.Representations and Warranties.  Each Loan Party hereby represents and warrants as of the Third Amendment Effective Date to Agent and each Lender as follows:

(a)

each Loan Party and each of its Subsidiaries is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation or formation;

(b)

the execution, delivery and performance by the Loan Parties of this Amendment (i) are within such Person’s powers, (ii) have been duly authorized and are not in conflict with, and will not constitute a breach of, any provision contained in such Person’s Operating Documents, (iii) do not require the consent or approval of any Governmental Authority or any other Person, and (iv) will not violate any applicable laws;

(c)

this Amendment constitutes a valid and binding agreement of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy or insolvency laws relating to the enforcement of creditors’ rights generally and by general equitable principles; and

(a)	the representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects (or, in the case of any representation or warranty that is, by its terms qualified by materiality, in all respects) on and as of the Third Amendment Effective Date, except to the extent that any such representation or warranty relates to a specific earlier date in which case such representation or warranty shall be true and correct in all material respects (or, in the case of any representation or warranty that is, by its terms qualified by materiality, in all respects) as of such earlier date, in each case, after giving effect to this Amendment.

7.Loan Documents in Full Force and Effect.  The Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects, and each Loan Party hereby reaffirms the Obligations and any and all guarantees, security interests and Liens it has granted (or made) to secure the Obligations. Each such Obligation, guarantee, security interest and Lien is reaffirmed and shall remain and continue in full force and effect in accordance with its terms notwithstanding this Amendment and shall include and extend to any new obligations assumed by any Loan Party under this Amendment or otherwise under the Loan Documents.  The validity and enforceability of the appointment of the Agent as proxy and attorney-in-fact under Section 10.3 of the Loan Agreement is ratified and reaffirmed as of the date hereof, and to the extent expressly contemplated by such provision and subject to the limitations set forth therein, each Loan Party reappoints the Agent as its proxy and attorney-in-fact in accordance with the terms of such provisions, as applicable, which appointment is irrevocable and coupled with an interest and shall terminate only on the Termination Date, for the purpose of carrying out the provisions of such Loan Documents, as applicable.  Except as expressly set forth herein, this Amendment shall not be deemed to be an amendment to, modification of or consent to the departure from any provisions of the Loan Agreement or any other Loan Document or any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Event of Default under any of the foregoing, in each case, whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  All references to the Loan Agreement shall be deemed to mean the Loan Agreement as modified hereby.  For the avoidance of doubt, all modifications of the Loan Agreement provided for in this Amendment shall apply to all Term Loans, including the Closing Date Term Loan, the First Amendment Term Loan and the Delayed Draw Term Loans, and shall survive any repayment or prepayment of the First Amendment Term Loan and the Delayed Draw Term Loans. This Amendment shall not constitute a novation or satisfaction and accord of the Loan Agreement and the other Loan Documents. The parties hereto agree to be bound by the terms and conditions of the Loan Agreement and the Loan Documents as modified by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Loan Agreement as modified by this Amendment, and each reference herein or in any other Loan Document to the “Loan Agreement” shall mean and be a reference to the Loan Agreement as modified by this Amendment.

8.Release.   Each Loan Party hereby waives, remises, releases, acquits, satisfies and forever discharges the Agent and each Lender, their respective agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Agent or any Lender (“Releasees”), of and from any and all manner of known and unknown actions, causes of action, suits, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, whether in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever in connection with the Obligations or the Loan Documents through the date hereof.  Without limiting the generality of the foregoing, each Loan Party waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have in connection with the Obligations or the Loan Documents as of the date hereof, including, but not limited to, the rights to contest any conduct of the Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

9.Direction to Agent.  The undersigned Lenders hereby represent and warrant that they constitute all Lenders as of the  date hereof and hereby direct and authorize the Agent to execute this Amendment.

10.Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature (including an electronic signature) shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

11.Successors and Assigns.  This Amendment shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Amendment nor any rights, benefits, obligations or duties hereunder or under any of the other Loan Documents may be assigned, transferred, hypothecated or otherwise conveyed by any Loan Party without the prior express written consent of Agent and the Required Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Loan Party without the prior express written consent of Agent and the Required Lenders shall be void.

12.CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICAIL REFERENCE.  IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT, THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

LOAN PARTIES:

BORROWER:

TERAWULF INC., as Borrower

By:	/s/ Paul B. Prager

Name: Paul B. Prager

Title: President and Chief Executive Officer

GUARANTORS:

TERACUB INC., as a Guarantor

By:	/s/ Paul B. Prager

Name: Paul B. Prager

Title: President and Chief Executive Officer

KYALAMI DATA LLC, as a Guarantor

By:	/s/ Paul B. Prager

Name: Paul B. Prager

Title: President

LAKE MARINER DATA LLC, as a Guarantor

By:	/s/ Paul B. Prager

Name: Paul B. Prager

Title: President

[Signature Page to Third Amendment to Loan Agreement]

TERAWULF BROOKINGS LLC, as a Guarantor

By:	/s/ Paul B. Prager

Name: Paul B. Prager

Title: President

TERAWULF PLOUGHWIND LLC, as a Guarantor

By:	/s/ Paul B. Prager

Name: Paul B. Prager

Title: President

TERAWULF (THALES) LLC, as a Guarantor

By:	/s/ Paul B. Prager

Name: Paul B. Prager

Title: President

[Signature Page to Third Amendment to Loan Agreement]

agent:

Wilmington TRUST, NATIONAL ASSOCIATION, as Agent

By:	/s/ Joseph B. Feil

Name: Joseph B. Feil

Title: Vice President

[Signature Page to Third Amendment to Loan Agreement]

lenders:

SUNRISE PARTNERS LIMITED PARTNERSHIP, as a Lender

By: Paloma Partners Management Company,

its general partner

By:	/s/ Douglas W. Ambrose

Name: Douglas W. Ambrose

Title: Managing Director

SUNEMERALD LLC, as a Lender

By:	/s/ Douglas W. Ambrose

Name: Douglas W. Ambrose

Title: Managing Director

[Signature Page to Third Amendment to Loan Agreement]

OWL CREEK CREDIT OPPORTUNITIES MASTER FUND, L.P., as a Lender

By:	/s/ Kevin Dibble

Name: Kevin Dibble

Title: General Counsel

[Signature Page to Third Amendment to Loan Agreement]

THRACIA, LLC, as a Lender

By:	/s/ John Vassallo

Name: John Vassallo

Title: Authorized Signatory

LUMYNA SPECIALIST FUNDS – EVENT ALTERNATIVE FUND, as a Lender

By:	/s/ John Vassallo

Name: John Vassallo

Title: Authorized Signatory

[Signature Page to Third Amendment to Loan Agreement]

MARINER ATLANTIC MULTI-
STRATEGY MASTER FUND, LTD., as a Lender

By: Mariner Investment Group, LLC, its Investment Manager

By:	/s/ Peter O’Rourke

Name: Peter O’Rourke

Title: Authorized Signatory

[Signature Page to Third Amendment to Loan Agreement]

NOVAWULF DIGITAL MASTER FUND, L.P., as a Lender

By: NOVAWULF DIGITAL GENPAR, L.P., its General Partner

By: NOVAWULF DIGITAL MGP LTD., its General Partner

By:	/s/ Jason New

Name: Jason New

Title: Director

[Signature Page to Third Amendment to Loan Agreement]

NOVAWULF DIGITAL PRIVATE FUND, LLC, as a Lender

By: NovaWulf Digital Management, LP, its Manager

By: NovaWulf Digital Management GP, LLC, its general partner

By:	/s/ Jason New

Name: Jason New

Title: Authorized Person

2

JEFFERIES LEVERAGED CREDIT PRODUCTS, LLC, as a Lender

By:	William McLoughlin

Name: William McLoughlin

Title: SVP

[Signature Page to Third Amendment to Loan Agreement]

HN SUMMIT HOUSE CREDIT OPPORTUNITIES FUND I, LP, as a Lender

By: HN Summit House Capital Management, LLC

By:	/s/ Jed Walsh

Name: Jed Walsh

Title: Chief Investment Officer

[Signature Page to Third Amendment to Loan Agreement]

LIVELLO CAPITAL SPECIAL OPPORTUNITIES MASTER FUND LP, as a Lender

By:	/s/ Joseph Salegna

Name: Joseph Salegna

Title: Chief Financial Officer